[Newrez LLC logo]

October 14, 2024

Via Email & FedEx
PHH Mortgage Corporation
1661 Worthington Road, Suite 100 West Palm Beach, FL 33409
Attn: Curtis J. Schares, Vice President

Re: Termination Notice Extension

Dear Mr. Schares:

Reference is made to the Subservicing Agreement by and between PHH Mortgage Corporation, as successor-by-merger to Ocwen Loan Servicing, LLC (“PHH”) and New Residential Mortgage LLC (“NRM”), dated July 23, 2017 (as amended, supplemented or restated from time to time, “NRM Agreement”), and the Subservicing Agreement by and between PHH and Newrez LLC d/b/a Shellpoint Mortgage Servicing (“Newrez”), dated August 17, 2018 (as amended, supplemented or restated from time to time, “Newrez Agreement” and together with the NRM Agreement, the “Agreements”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreements.

I.Termination Notice Extension

Pursuant to Section 5.1(b) of the Agreements, each Owner/Servicer may terminate the NRM Agreement or the Newrez Agreement, as applicable, by providing notice to Subservicer on October 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term. The parties subsequently agreed to extend the termination rights through October 15, 2024 (“Termination Extension Date”).
Notwithstanding the foregoing, this letter serves as an additional extension of NRM’s termination rights of the NRM Agreement, and Newrez’s termination rights of the Newrez Agreement. Accordingly, Newrez’s termination rights of the Newrez Agreement, and NRM’s termination rights of the NRM Agreement shall be extended through November 15, 2024 (“New Termination Extension Date”).
II.Termination Date Extension

Pursuant to Section 5.1(a) of the Agreements, if each Owner/Servicer terminates the NRM Agreement or the Newrez Agreement, as applicable, by providing notice to Subservicer on October 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term, the Agreements shall terminate effective December 31st of that year.

For the avoidance of doubt, the parties agree to extend the current term of the Agreements through February 1, 2025.

This notice is without prejudice to any of our rights, powers, privileges, remedies, and defenses, now existing or hereafter arising, all of which are hereby expressly reserved. Please let me know if you have any questions or concerns.

Thank you,

/s/ Spencer Mosness
Spencer Mosness
Chief Legal & Risk Officer

ACKNOWLEDGED BY:
PHH Mortgage Corporation

/s/ Joseph J. Samarias
Joseph J. Samarias
EVP, Chief Legal Officer

October 14, 2024

With a copy to:
PHH Mortgage Corporation
1661 Worthington Road, Suite 100 West Palm Beach, FL 33409
Attention: Chief Legal Officer and Secretary Email: NRMNotices@onitygroup.com cc: Joseph J. Samarias, Executive Vice President, Chief Legal Officer (via email: joseph.samarias@onitygroup.com)